Exhibit 99.2
EXECUTION VERSION

AMENDMENT NO. 1 TO INTERIM ASSESSMENT AGREEMENT
This first amendment (“Amendment”) to the Interim Assessment Agreement dated as of March 28, 2017 (the “Interim Assessment Agreement”), by and among South Carolina Electric & Gas Company and South Carolina Public Service Authority (collectively, the “V.C. Summer Owners”), and Westinghouse Electric Company LLC and WECTEC Global Project Services, Inc. f/k/a Stone and Webster (collectively, the “Debtors”, and collectively with the V.C. Summer Owners, the “Parties”), is entered into as of the 28th day of April, 2017.
RECITALS
WHEREAS the V.C. Summer Owners and the Debtors entered into the Interim Assessment Agreement to set forth the relative rights and obligations of the Parties regarding the performance under the EPC and related agreements for the V.C. Summer Project during the Interim Assessment Period;
WHEREAS the Parties desire to amend the Interim Assessment Agreement to extend its term in order to continue the construction and design of the V.C. Summer Project and to confirm other understandings of the Parties.
AGREEMENT
NOW THEREFORE, in consideration of the recitals, the Parties, each intending to be legally bound hereby, agree to amend the Interim Assessment Agreement as follows:
1. Paragraph 2 of the Interim Assessment Agreement shall be deleted and replaced in its entirety to read as follows: “The Parties shall continue to perform under the EPC, except as modified herein, from the Petition Date to and through the earlier of (a) June 26, 2017, and

(b) termination of the Interim Assessment Agreement by the V.C. Summer Owners upon five (5) business days’ notice (the “Interim Assessment Period”). The Interim Assessment Period may be extended by agreement of all the Parties. Upon such expiration or termination (as the case may be), the Debtors shall be relieved from their obligations under ¶ 18 hereof.”
2. The first sentence of ¶ 6 of the Interim Assessment Agreement shall be replaced with the following: “The V.C. Summer Owners agree to pay all costs and administrative claims accrued by the Debtors during the Interim Assessment Period pursuant to the EPC, the Interim Assessment Agreement, or any other agreement related to the V.C. Summer Project, regardless of whether the costs become payable during or after the Interim Assessment Period, and including all costs accrued by the Debtors to Fluor, Subcontractors and/or Vendors pursuant to (i) existing purchase orders, vendor contracts and Subcontracts (as defined in the EPC) and (ii) new purchase orders, new vendor contracts, Subcontracts, or change orders to existing purchase orders, vendor contracts or Subcontracts (items (i) and (ii) collectively, the “IAP Contracts”).”
3. The V.C. Summer Owners appoint the Debtors as, and the Debtors agree to act as, the V.C. Summer Owners’ agent with respect to obtaining and implementing IAP Contracts (for goods or services), in each case regardless of whether the costs under such IAP Contracts become payable during or after the Interim Assessment Period. In such instances when the Debtors are performing services on behalf of the V.C. Summer Owners as the V.C. Summer Owners’ agent, the Debtors shall be authorized to issue inquiries, and to negotiate and sign such IAP Contracts, in the V.C. Summer Owners’ name. All such IAP Contracts entered into by the Debtors on behalf of the V.C. Summer Owners will be on the V.C. Summer Owners’ forms utilizing the V.C. Summer Owners’ standard terms and conditions for the purchase of goods and services, and other conditions as may be authorized by the V.C. Summer Owners and from the Debtors’ in-house resources approved by the V.C. Summer Owners. The Debtors shall not, without the V.C. Summer Owners’ prior written consent, make or give any representations or warranties beyond those contained in, or agree to terms which deviate substantially from, the V.C. Summer Owners’ standard terms and conditions unless previously approved by the V.C. Summer Owners in writing. The Debtors shall not have any direct or indirect liability to the Vendors and Subcontractors under such IAP Contracts.
4. The following sentence shall be added at the end of ¶ 11 of the Interim Assessment Agreement: “The V.C. Summer Owners will indemnify and hold harmless the Debtors against any administrative expenses which the Debtors may incur under the EPC, the Interim Assessment Agreement, the IAP Contracts, or any other agreement related to the V.C. Summer Project, regardless of whether the administrative expenses arise during or after the Interim Assessment Period, including for the avoidance of doubt, prior to the execution of this Amendment.”
5. All amounts paid by the V.C. Summer Owners to the Debtors pursuant to ¶ 6 of the Interim Assessment Agreement shall be held in a separate account (with any interest added to principal) and shall be used only to pay obligations incurred to Subcontractors and Vendors in accordance with the provisions of ¶ 6 of the Interim Assessment Agreement.
6. The Debtors agree to work with the V.C. Summer Owners to agree on a mutually satisfactory process for (i) direct pay of certain Vendors and Subcontractors, and (ii) the prioritization and approval for payment of invoices of Subcontractors and Vendors.
7. The second sentence of ¶ 7 of the Interim Assessment Agreement shall be replaced with the following: “The V.C. Summer Owners shall pay directly to the Debtors weekly in advance for such services an amount of (i) $5.4 million per week, or (ii) the Debtors’ estimate of costs to be incurred for such services in the event of either a termination of the Vogtle Agreement, or a reduction in the scope of services from the basis for establishing the $5.4 million amount.” For the avoidance of doubt, the V.C. Summer Owners shall make the first payment referred to in ¶ 7 of this Amendment on the date hereof, and on a weekly basis thereafter.
8. The sixth sentence of ¶ 6 of the Interim Assessment Agreement shall be replaced with the following: “As promptly as possible following the termination of the Interim Assessment Period, there shall be a reconciliation of all the payments made by the V.C. Summer Owners to the Debtors for Subcontractors and Vendors and by the Debtors to the Subcontractors and Vendors as contemplated hereby.”
9. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Interim Assessment Agreement.
10. This Amendment shall be construed in connection with and as part of the Interim Assessment Agreement, and all terms, conditions, and covenants contained in the Interim Assessment Agreement, except as herein modified, shall be and shall remain in full force and effect. The Parties hereto agree that they are bound by the terms, conditions and covenants of the Interim Assessment Agreement as amended hereby.
11. The Parties hereto agree that the terms of this Amendment shall be deemed effective as of March 28, 2017.
12. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

13. The validity, construction, and performance of this Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws except Section 5-1401 of the New York General Obligations Law; provided, however, that nothing in this Amendment shall seek to alter the rights, responsibilities and limitations applicable to the South Carolina Public Service Authority under the laws of the State of South Carolina. Each Party consents to the exclusive jurisdiction of the Bankruptcy Court to resolve any dispute arising out of or relating to this Amendment.
14. Except as expressly provided for in this Amendment, the Interim Assessment Agreement remains unchanged.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written.

SOUTH CAROLINA ELECTRIC & GAS COMPANY By: /s/ J. E. Addison Date: April 28, 2017	WESTINGHOUSE ELECTRIC COMPANY, LLC By: /s/ David C. Durham Date: April 28, 2017
SOUTH CAROLINA PUBLIC SERVICE AUTHORITY By: /s/ Lonnie N. Carter Date: 4/28/17	WECTEC GLOBAL PROJECT SERVICES, INC. By: /s/ David C. Durham Date: April 28, 2017